Exhibit 99.1

5300 Town and Country Blvd., Suite 500 Frisco, Texas 75034 Telephone: (972) 668-8834 Contact: Gary H. Guyton Director of Planning and Investor Relations Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

FOURTH QUARTER AND CALENDAR YEAR 2017

FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, February 26, 2018 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and year ended December 31, 2017.

Financial Results

Comstock produced 22 billion cubic feet of natural gas and 214,000 barrels of oil or 23.5 billion cubic feet of natural gas equivalent ("Bcfe") in the fourth quarter of 2017.  Natural gas production averaged 241 million cubic feet ("MMcf") per day, reflecting growth of 90% from pro forma natural gas production in the fourth quarter of 2016 (excluding the divestitures completed in 2016).  The growth in natural gas production was driven by Comstock's successful Haynesville shale drilling program.

Oil and natural gas prices improved in the fourth quarter of 2017.  Comstock's average realized natural gas price, including hedging gains, increased 3% to $2.94 per Mcf in the fourth quarter of 2017 as compared to $2.85 per Mcf realized in the fourth quarter of 2016.  The Company's average realized oil price increased by 23% to $56.48 per barrel in the fourth quarter of 2017 as compared to $45.96 per barrel in the fourth quarter of 2016.  The higher realized prices and the growth in natural gas production caused oil and gas sales to increase by 59% in the fourth quarter of 2017 to $77.3 million (including realized hedging gains) as compared to 2016's fourth quarter sales of $48.5 million.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, was $56.0 million in the fourth quarter of 2017, an increase of 105% over EBITDAX of $27.2 million generated in the fourth quarter of 2016.  Operating cash flow generated in the fourth quarter of 2017 was $37.6 million as compared to operating cash flow of $9.2 million in the fourth quarter of 2016.

Comstock reported a net loss of $42.3 million or $2.86 per share for the fourth quarter of 2017 as compared to a net loss of $54.9 million or $4.48 per share for the fourth quarter of 2016.  The loss included several unusual items including an impairment charge of $44.0 million, primarily of the Company’s South Texas oil properties which are held for sale, $10.9 million of non-cash interest expense associated with the discounts recognized and costs incurred on the debt exchange that occurred in 2016, an unrealized loss from derivative financial instruments of $1.9 million and a $19.1 million income tax benefit due to the new U.S. federal income tax law.  Financial results for the fourth quarter of 2016 included impairments on oil and gas properties and unevaluated leases and losses realized from divestitures of $2.8 million, an unrealized loss from derivative financial instruments of $6.0 million, an income tax charge to reflect a change in state law of $3.4 million, and charges associated with the debt exchange totaling $11.1 million.  Excluding these items from each year's results, the net loss for the fourth quarter of 2017 would have been $4.6 million or $0.31 per share as compared to a net loss of $31.6 million or $2.58 per share in the fourth quarter of 2016.

Comstock produced 73.5 billion cubic feet of natural gas and 951,000 barrels of oil or 79 billion cubic feet of natural gas equivalent in the year ended December 31, 2017 compared to 54 Bcf of natural gas and 1.4 million barrels of oil or 62 Bcfe in 2016. Natural gas production averaged 201 million cubic feet per day in 2017, an increase of 46% over pro forma 2016 natural gas production, excluding the divestitures completed in 2016.  Oil production in 2017 declined by 31% from 2016.

Comstock's average realized natural gas price, including hedging gains, increased 28% to $2.97 per Mcf in the 2017 as compared to $2.32 per Mcf realized in 2016.  The Company's average realized oil price increased by 28% to $49.02 per barrel in the year ended December 31, 2017 as compared to $38.24 per barrel in the year ended December 31, 2016.  The higher realized prices and the growth in natural gas production caused oil and gas sales to increase by 49% to $264.7 million (including realized hedging gains) as compared to $177.8 million in the year ended December 31, 2016.  EBITDAX of $184.3 million in the year ended December 31, 2017 was 103% higher than the EBITDAX of $90.9 million generated in the year ended December 31, 2016.  Operating cash flow generated in the year ended December 31, 2017 was $111.7 million as compared to an operating cash flow deficit of $8.2 million in the year ended December 31, 2016.

Comstock reported a net loss of $111.4 million or $7.61 per share for the year ended December 31, 2017 as compared to a net loss of $135.1 million or $11.52 per share for the year ended December 31, 2016.  The results for the year ended December 31, 2017 include an unrealized gain from derivative financial instruments of $7.3 million, impairments and loss on sale of oil and gas properties of $45.0 million, $35.7 million of non-cash interest expense associated with the discounts recognized and costs incurred on the debt exchange that occurred in 2016 and the $19.1 million benefit due to the new U.S. federal tax law change.  Financial results for the year ended December 31, 2016 include impairments on oil and gas properties and unevaluated leases and losses realized from divestitures of $125.5 million, an unrealized loss from derivative financial instruments of $7.5 million, an income tax charge to reflect a change in state law of $7.2 million, and a gain of $176.5 million from extinguishment of debt, less the amortization of the original issue discount from the notes issued in the debt exchange completed in September 2016.   Excluding these items from results for each period, the net loss for the year ended December 31, 2017 would have been $57.1 million or $3.90 per share as compared to a net loss of $171.4 million, or $14.61 per share in the year ended December 31, 2016.

In order to protect returns for the previously reported $170 million Haynesville shale drilling program in 2018, the Company has, in the aggregate, hedged 42 million cubic feet per day of its first quarter production at a NYMEX equivalent of $3.26 per Mcf and 60 million cubic feet of second through fourth quarter production at a NYMEX equivalent of $3.00 per Mcf.  Comstock will continue to add to these positions.

2017 Drilling Results

During 2017, Comstock spent $178.8 million on its development and exploration activities and drilled 30 horizontal natural gas wells (15.7 net) and had four operated wells (1.5 net) drilling at December 31, 2017.  Since the last operational update, Comstock has completed six operated Haynesville shale wells.  The two Derrick wells drilled in the Logansport area of DeSoto Parish set a new corporate record with both wells exceeding 6.5 MMcf per day per 1,000 feet of completed lateral. The Derrick 21 #2 well was drilled to vertical depth of 11,957 feet with a 4,549 foot lateral and the Derrick 21 #3 well was drilled to a total vertical depth of 11,942 feet with a 4,552 foot lateral.  Both wells were each tested with an initial

production rate of 30 MMcf per day.    Comstock also reported results of its first two joint venture wells drilled in Caddo Parish, Louisiana.  The Hunter 28-21 #1 was drilled to a total vertical depth of 11,182 feet with a 9,301 foot lateral and the Hunter 28-21 #2 well was drilled to a total vertical depth of 11,088 feet with a 9,135 foot lateral.  Both wells were each tested with an initial production rate of 27 MMcf per day. Comstock also had two wells, the Bogle 36-1 #1 and #2 in DeSoto Parish, Louisiana, which were successful but their initial rates had to be limited due to certain operational constraints. The Bogle 36-1 #1 with a 7,818 completed lateral was tested at 16 MMcf per day and the Bogle 36-1 #2 with a 5,228 completed lateral was tested at 14 MMcf per day.

Comstock also announced a successful Bossier well drilled in Sabine Parish, Louisiana.  The BSMC LA 18-7 #1 well was drilled to a total vertical depth of 11,219 feet with a 7,489 foot lateral.  This well was tested with an initial production rate of 21 MMcf per day.

Comstock is currently performing frac operations on the Florsheim 9-16 #1 and the Florsheim 9-16 #2 wells which have 9,400 foot laterals and the BSMC 13-24 #1 and BSMC 13-24 #3 Bossier shale wells that have approximately 9,800 foot laterals.  Comstock also has an additional five wells in various stages of completion and has an additional two Haynesville shale horizontal wells waiting to be completed.

Other

Comstock has planned a conference call for 10:00 a.m. Central Time on February 26, 2018, to discuss the operational and financial results for the year ended December 31, 2017 as well as update investors on its refinancing plans for 2018.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 844-776-7840 (international dial-in use 661-378-9538) and provide access code 4886189 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 1:00 p.m. CT February 26, 2018 and will continue until 1:00 p.m. March 5, 2018.  To hear the replay, call 855-859-2056 (404-537-3406 if calling from outside the US).  The conference call access code is 4886189.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenues:	(In thousands, except per share amounts)
Natural gas sales	$61,200	$34,897	$208,741	$122,623
Oil sales	12,048	13,601	46,590	53,083
Total oil and gas sales	73,248	48,498	255,331	175,706

Operating expenses:
Production taxes	1,643	864	5,373	4,933
Gathering and transportation	5,110	3,605	17,538	15,824
Lease operating	9,178	9,447	37,859	47,696
Exploration	—	—	—	84,144
Depreciation, depletion and amortization	30,548	29,077	123,557	141,487
General and administrative	7,003	8,537	26,137	23,963
Impairment of oil and gas properties	43,990	2,561	43,990	27,134
Loss on sales of oil and gas properties	—	212	1,060	14,315
Total operating expenses	97,472	54,303	255,514	359,496

Operating income (loss)	(24,224)	(5,805)	(183)	(183,790)

Other income (expenses):
Net loss (gain) on extinguishment of debt	—	(1,064)	—	189,052
Gain (loss) on derivative financial instruments	2,168	(6,030)	16,753	(5,356)
Other income	132	102	530	872
Interest expense(1)	(39,199)	(38,690)	(146,449)	(128,743)

Total other income (expenses)	(36,899)	(45,682)	(129,166)	55,825

Loss before income taxes	(61,123)	(51,487)	(129,349)	(127,965)
Benefit from (provision for) income taxes	18,827	(3,446)	17,944	(7,169)
Net loss	$(42,296)	$(54,933)	$(111,405)	$(135,134)

Net loss per share – basic and diluted	$(2.86)	$(4.48)	$(7.61)	$(11.52)

Weighted average shares outstanding – basic and diluted	14,808	12,262	14,644	11,729

(1)

Includes $10.9 million and $10.0 million for the three months ended December 31, 2017 and 2016, respectively, and $35.7 million and $12.6 million for the year ended December 31, 2017 and 2016, respectively, related to the amortization of discounts and costs recorded in connection with the debt exchange completed on September 6, 2016.  Includes $9.9 million and $9.3 million for the three months ended December 31, 2017 and 2016, respectively, and $38.1 million and $11.9 million for the year ended December 31, 2017, respectively of interest paid in-kind related to the Company's convertible notes.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

OPERATING CASH FLOW:

Net loss	$(42,296)	$(54,933)	$(111,405)	$(135,134)
Reconciling items:
Deferred and non-current income taxes	(18,848)	3,418	(18,080)	7,105
Depreciation, depletion and amortization	30,548	29,077	123,557	141,487
Unrealized loss (gain) from derivative financial instruments	1,885	6,030	(7,348)	7,476
Amortization of debt discount, premium and issuance costs	10,966	11,375	35,880	17,788
Interest paid in-kind	9,879	9,284	38,073	11,860
Stock-based compensation	1,468	1,089	5,923	4,660
Impairment of oil and gas properties	43,990	2,561	43,990	27,134
Exploratory lease impairments	—	—	—	84,144
Net loss on sales of oil and gas properties	—	212	1,060	14,315
Loss (gain) on extinguishment of debt	—	1,064	—	(189,052)
Operating cash flow	37,592	9,177	111,650	(8,217)
Increase in accounts receivable	(4,176)	(3,752)	(16,128)	(3,651)
Decrease (increase) in other current assets	(251)	151	(921)	169
Increase (decrease) in accounts payable and accrued expenses	50,686	25,414	80,013	(12,029)
Net cash provided by (used for) operating activities	$83,851	$30,990	$174,614	$(23,728)

EBITDAX:

Net loss	$(42,296)	$(54,933)	$(111,405)	$(135,134)
Interest expense	39,199	38,690	146,449	128,743
Income taxes	(18,827)	3,446	(17,944)	7,169
Depreciation, depletion and amortization	30,548	29,077	123,557	141,487
Unrealized loss (gain) from derivative financial instruments	1,885	6,030	(7,348)	7,476
Stock-based compensation	1,468	1,089	5,923	4,660
Exploration	—	—	—	84,144
Impairment of oil and gas properties	43,990	2,561	43,990	27,134
Net loss on sales of oil and gas properties	—	212	1,060	14,315
Net loss (gain) on extinguishment of debt	—	1,064	—	(189,052)
Total EBITDAX	$55,967	$27,236	$184,282	$90,942

			As of
			December 31, 2017	December 31, 2016
Balance Sheet Data:

Cash and cash equivalents			$61,255	$65,904
Assets held for sale			198,615	—
Other current assets			42,635	24,268
Property and equipment, net			607,929	798,662
Other			19,985	1,040
Total assets			$930,419	$889,874

Current liabilities			$168,489	$91,707
Long-term debt			1,110,529	1,044,506
Deferred income taxes			10,266	9,126
Asset retirement obligation			10,407	15,804
Stockholders' deficit			(369,272)	(271,269)
Total liabilities and stockholders' deficit			$930,419	$889,874

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	21,750	301	163	22,214
Oil production (Mbbls)	14	194	6	214
Total production (MMcfe)	21,834	1,464	196	23,494

Natural gas sales	$59,317	$1,424	$459	$61,200
Natural gas hedging settlements(1)	—	—	—	4,053
Total natural gas including hedging	59,317	1,424	459	65,253
Oil sales	737	11,008	303	12,048
Total oil and gas sales including hedging	$60,054	$12,432	$762	$77,301

Average gas price (per Mcf)	$2.73	$4.73	$2.82	$2.76
Average gas price including hedging (per Mcf)				$2.94
Average oil price (per barrel)	$52.47	$56.80	$55.74	$56.48
Average price (per Mcfe)	$2.75	$8.49	$3.89	$3.12
Average price including hedging (per Mcfe)				$3.29

Production taxes	$1,013	$584	$46	$1,643
Gathering and transportation	$4,692	$369	$49	$5,110
Lease operating	$5,484	$3,367	$327	$9,178

Production taxes (per Mcfe)	$0.05	$0.40	$0.23	$0.07
Gathering and transportation (per Mcfe)	$0.21	$0.25	$0.25	$0.22
Lease operating (per Mcfe)	$0.25	$2.30	$1.67	$0.39

Oil and Gas Capital Expenditures:
Development leasehold	$2,751	$—	$—	$2,751
Development drilling	42,899	12	—	42,911
Other development	2,805	514	23	3,342
Total	$48,455	$526	$23	$49,004

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended December 31, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	10,977	1,036	247	12,260
Oil production (Mbbls)	15	276	5	296
Total production (MMcfe)	11,063	2,694	278	14,035

Natural gas sales	$31,116	$3,179	$602	$34,897
Oil sales	652	12,715	234	13,601
Total oil and gas sales	$31,768	$15,894	$836	$48,498

Average gas price (per Mcf)	$2.83	$3.07	$2.44	$2.85
Average oil price (per barrel)	$44.90	$46.01	$46.27	$45.96
Average price (per Mcfe)	$2.87	$5.90	$3.01	$3.46

Production taxes	$63	$748	$53	$864
Gathering and transportation	$2,836	$718	$51	$3,605
Lease operating	$5,826	$3,233	$388	$9,447

Production taxes (per Mcfe)	$0.01	$0.28	$0.19	$0.06
Gathering and transportation (per Mcfe)	$0.26	$0.27	$0.18	$0.26
Lease operating (per Mcfe)	$0.52	$1.19	$1.40	$0.67

Oil and Gas Capital Expenditures:
Development leasehold	$—	$495	$—	$495
Development drilling	20,942	266	—	21,208
Other development	440	698	50	1,188
Total	$21,382	$1,459	$50	$22,891

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2017
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	71,550	1,372	599	73,521
Oil production (Mbbls)	53	876	22	951
Total production (MMcfe)	71,868	6,626	730	79,224

Natural gas sales	$201,534	$5,574	$1,633	$208,741
Natural gas hedging settlements(1)	—	—	—	9,405
Total natural gas including hedging	201,534	5,574	1,633	218,146
Oil sales	2,557	42,961	1,072	46,590
Total oil and gas sales including hedging	$204,091	$48,535	$2,705	$264,736

Average gas price (per Mcf)	$2.82	$4.06	$2.73	$2.84
Average gas price including hedging (per Mcf)				$2.97
Average oil price (per barrel)	$48.21	$49.06	$49.10	$49.02
Average price (per Mcfe)	$2.84	$7.32	$3.71	$3.22
Average price including hedging (per Mcfe)				$3.34

Production taxes	$2,941	$2,248	$184	$5,373
Gathering and transportation	$15,654	$1,648	$236	$17,538
Lease operating	$22,232	$14,323	$1,304	$37,859

Production taxes (per Mcfe)	$0.04	$0.34	$0.25	$0.07
Gathering and transportation (per Mcfe)	$0.22	$0.25	$0.32	$0.22
Lease operating (per Mcfe)	$0.31	$2.16	$1.79	$0.48

Oil and Gas Capital Expenditures:
Development leasehold	$4,177	$521	$—	$4,698
Development drilling	163,755	717	—	164,472
Other development	7,187	1,999	458	9,644
Total	$175,119	$3,237	$458	$178,814

(1)Included in gain from derivative financial instruments in operating results.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Year Ended December 31, 2016
	East Texas/ North Louisiana	South Texas	Other	Total
Gas production (MMcf)	47,524	5,096	1,058	53,678
Oil production (Mbbls)	62	1,298	28	1,388
Total production (MMcfe)	47,893	12,884	1,229	62,006

Natural gas sales	$107,951	$12,546	$2,126	$122,623
Natural gas hedging settlements(1)	—	—	—	2,120
Total natural gas including hedging	107,951	12,546	2,126	124,743
Oil sales	2,360	49,587	1,136	53,083
Total oil and gas sales including hedging	$110,311	$62,133	$3,262	$177,826

Average gas price (per Mcf)	$2.27	$2.46	$2.01	$2.28
Average gas price including hedging (per Mcf)				$2.32
Average oil price (per barrel)	$38.36	$38.20	$39.77	$38.24
Average price (per Mcfe)	$2.30	$4.82	$2.65	$2.83
Average price including hedging (per Mcfe)				$2.87

Production taxes	$1,924	$2,820	$189	$4,933
Gathering and transportation	$12,907	$2,675	$242	$15,824
Lease operating	$23,752	$22,118	$1,826	$47,696

Production taxes (per Mcfe)	$0.04	$0.22	$0.15	$0.08
Gathering and transportation (per Mcfe)	$0.27	$0.21	$0.20	$0.26
Lease operating (per Mcfe)	$0.50	$1.71	$1.49	$0.76

Oil and Gas Capital Expenditures:
Development leasehold	$975	$2,292	$—	$3,267
Development drilling	50,412	299	—	50,711
Other development	1,619	3,900	50	5,569
Total	$53,006	$6,491	$50	$59,547

(1)Included in gain from derivative financial instruments in operating results.